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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-107988, 333-101828, 333-74610, 333-59843, 333-37111, 333-49350, 333-52598) of Zoran Corporation of our report dated March 15, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 15, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS